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                                                                  EXHIBIT 23(c)


[BREWER, BEEMER, KUEHNHACKL & KOON, P.A. LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 4, 1997, relating to the financial statements of Resource One, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Brewer, Beemer, Kuehnhackl & Koon, P.A. has not prepared or audited such "Selected Financial Data."


/s/ Brewer, Beemer, Kuehnhackl & Koon, P.A.

BREWER, BEEMER, KUEHNHACKL & KOON, P.A.

Orlando, Florida
November 6, 1997